MedeFile International Expands Board of Directors With Appointment of Anthony Paquin as Independent Member Wednesday

CEDAR KNOLLS, N.J., Aug. 23 /PRNewswire-FirstCall/ -- MedeFile International, Inc. (OTC Bulletin Board: MDFI - News), a leader in portable electronic medical records management, today announced that Anthony ("Tony") Paquin has been appointed to serve as an independent member of the Company's Board of Directors and as a member of the Audit and Compensation committees.

Commenting on his Board appointment, Paquin noted, "Considering its unique market positioning and well-differentiated product and service offerings, MedeFile represents a very compelling company with very promising growth potential. I look forward to working closely with the Company's executive leadership team to help maximize this potential while ensuring that only best industry practices are adopted for its corporate oversight and shareholder stewardship."

With over 20 years' experience leading the strategic direction of both private and public companies in the insurance, technology and healthcare industries, Paquin brings MedeFile proven expertise and skill in executive management, effective teambuilding, strategic business development, mergers and acquisitions, and corporate finance, among other areas. Currently, Paquin serves as founder and Chief Executive Officer of The Paquin Group, an alliance of industry-leading experts and resources created to assist hospitals in the implementation of healthcare retail strategies. He previously founded and managed one of the largest technology companies in the insurance sector and was Chief Executive Officer of a Nasdaq-listed healthcare services company. In addition, Paquin has extensive experience in public policy at both the state and national levels and has participated in strategic sessions at the Naval War College and ran for office in the United States House of Representatives.

"In light of MedeFile's objective to move onto a national exchange, we felt the time was appropriate to begin expanding our Board of Directors to provide for greater independent corporate governance and enhanced leadership. We are very pleased to be welcoming Tony to our Board, and expect that his strong and impressive background, coupled with his industry influence and resources in the healthcare and technology arenas, will prove invaluable to MedeFile as we progress our exciting business plan," stated Milton Hauser, Chairman and Chief Executive Officer of MedeFile.


About MedeFile International, Inc.

Headquartered in New Jersey, MedeFile has developed a proprietary system for gathering and digitizing medical records so that individuals can have a comprehensive record of all of their medical visits. MedeFile's primary product is the MedeFile system, a highly secure system for gathering and maintaining medical records. The MedeFile system is designed to gather all of its members' actual medical records and create a single, comprehensive medical record that is accessible 24 hours a day, seven days a week. For more information about MedeFile and the MedeFile system, visit http://www.medefile.com .

Safe Harbor Statement Under the Private Securities Litigation Act of 1995

With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of MedeFile could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the Company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates, and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, and such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors associated with our Company, review our SEC filings.

                    FOR MORE INFORMATION, PLEASE CONTACT:
                  Investors/Stockbrokers/Institutions/Media
         Elite Financial Communications Group, LLC/Elite Media Group
            Dodi Handy, 407-585-1080 or via email at mdfi@efcg.net